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                                                                     EXHIBIT 2.6

A. Prot. 2002/146
dated December 5, 2002 of the Notary
Dr. Alexander Gutmans, Basel (Switzerland)

                                  NOTARIAL DEED


                      FIFTH AMENDMENT TO PURCHASE AGREEMENT


Negotiated at Basel/Switzerland this 5th (fifth) day of December 2002 (two thousand and two).

Before me, the undersigned Notary Public


                              DR. ALEXANDER GUTMANS


at Basel/Switzerland appeared today:

1. MR. PHILIPP RUPP, born June 10, 1970, lawyer, Swiss citizen, domiciled at CH-4058 Basel, Rebgasse 21, known by person,

     according to his declarations acting not in his own name, but without assuming any personal liability in the name and on behalf of

          BASF AKTIENGESELLSCHAFT, a German stock corporation with registered head office at DE-67056 Ludwigshafen, registered with the Commercial Register at the local court of Ludwigshafen under HRB 3000, with reference to a power of attorney, dated December 5, 2002, faxed copy of which was presented to the notary and is attached to this Deed. The original of such power of attorney will be provided by the represented party in due course and will be attached to this Deed,

                                         - hereinafter referred to as "SELLER" -

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2.   DR. HENRIK BAUWENS, born July 12, 1971, attorney at law, German citizen, with business address at DE-60311 Frankfurt am Main, Bethmannstrasse 50-54, known by person,

     according to his declarations acting not in his own name but released from the restrictions of Section 181 BGB in the name and on behalf of

          ABBOTT LABORATORIES, 100 Abbott Park Road, Abbott Park, Illinois 60053-3500, USA, according to the attached power of attorney dated May 14, 2001 with notarial certification of signature and apostille, the attached certification dated May 14, 2001 with notarial certification of signature and apostille and the attached Certificate of Incumbency dated May 14, 2001 with notarial certification of signature and apostille,

                                      - hereinafter referred to as "PURCHASER" -

The acting Notary Public has drawn the attention of the persons appearing to the fact, that he could in part not examine the authenticity of the signatures and that he could not examine the representative capacity of the persons who purported to have signed the powers of attorney. Nevertheless the persons appearing insisted on the immediate notarization and released each party from submitting subsequently other documents evidencing or supporting the representative capacity.

The acting Notary advised the persons appearing that a notary who or whose partners in the law firm have formerly acted as legal advisors to one of the parties involved in the matter to be notarized would not be entitled to take office as a notary in the matter at hand pursuant to Section 233 Sect. 1(4) of the Introductory Act of the Canton Basel-City relating to the Swiss Civil Code which provision corresponds with the so-called "Vorbefassungsverbot" under the German Act of Notarization (Section 3 Sect. 1(7)). The acting Notary states that he himself and his firm have not been involved in the matter at hand in the meaning of said provisions. By approving the present Agreement, the Parties hereto shall confirm such statement of the acting Notary.

The persons appearing requested this Deed including its Exhibits, Schedules and Appendices to be recorded in the English language. The acting Notary Public who is in sufficient command of the English language ascertained that the persons appearing are also in command of the English language. After having been instructed by the acting Notary, the persons appearing waived the right to obtain the assistance of a sworn interpreter and to obtain

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a certified translation of this Deed including the Exhibits, Schedules and
Appendices hereto.

The persons appearing asked for the Notarization of the following

                      FIFTH AMENDMENT TO PURCHASE AGREEMENT

WHEREAS,

Seller and Purchaser are parties to that certain Purchase Agreement dated as of December 14, 2000 (Number 194 of the Roll of Deeds for 2000 of Dr. Norbert Meister, Notary Public, at Frankfurt am Main), as amended thereafter by the Amendment to Purchase Agreement dated as of March 2, 2001 (Number 226 of the Roll of Deeds for 2001 of Dr. Gerhard Pilger, Notary Public, at Frankfurt am
Main) (the "FIRST AMENDMENT"), the Second Amendment to the Purchase Agreement dated as of May 18, 2001 (Number 56 of the Roll of Deeds for 2001 of Dr. Norbert Meister, Notary Public, at Frankfurt Am Main) (the "SECOND AMENDMENT"), the Agreement and Third Amendment to Purchase Agreement dated as of July 24, 2001 (Number 741 of the Roll of Deeds for 2001 of Dr. Gerhard Pilger, Notary Public, at Frankfurt am Main) (the "THIRD AGREEMENT") and the Agreement dated as of March 11, 2002 (Number 188 of the Roll of Deeds for 2002 of Dr. Gerhard Pilger, Notary Public, at Frankfurt am Main) (the "FOURTH AMENDMENT") (collectively, the "PURCHASE AGREEMENT"), pursuant to which Purchaser and its Affiliates acquired the Shares and Transferred Patents and a certain license. Capitalized terms used herein have the meanings ascribed to them in the Purchase Agreement unless otherwise defined herein.

WHEREAS,

Seller and Purchaser have agreed to certain matters incidental to the actions to be taken by the parties subsequent to the Closing regarding the adjustment of the Aggregate Purchase Price as provided for in SECTIONS 9 AND 10 of the Purchase Agreement and the Third Amendment.

NOW, THEREFORE,

in consideration of the premises and the mutual covenants hereinafter contained, the parties to the Purchase Agreement hereby agree as follows:

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1.   ADJUSTMENT TO THE AGGREGATE PURCHASE PRICE.

     Seller and Purchaser hereby acknowledge and agree that in accordance with the provisions set forth in SECTIONS 9 AND 10 of the Purchase Agreement and in the Third Amendment the initial aggregate purchase price for the Shares and Transferred Patents and the license granted in SECTION 25.1 of the Purchase Agreement consisting of Six Billion Nine Hundred Thirty Million United States Dollars (USD$6,930,000,000.00) was adjusted upward by the parties in the additional amount of One Billion Three Hundred Thirty-Two Million Two Hundred Fifty-Four Thousand Euros (EUR 1,332,254,000.00) ("ADJUSTED ADDITIONAL PURCHASE PRICE").

2.   PAYMENT OF THE ADDITIONAL PURCHASE PRICE.

     Seller hereby acknowledges and agrees that Purchaser has paid in full the Adjusted Additional Purchase Price to Seller.

3.   ALLOCATION OF THE ADJUSTED ADDITIONAL PURCHASE PRICE.

     The parties hereby agree that the Adjusted Additional Purchase Price shall be allocated as set forth in Exhibit 1 to this Fifth Amendment.

4.   NOTICES.

     All notices, statements and other communications to be given with respect to this Fifth Amendment shall be in the English language and sent by registered mail, by facsimile transmission or by messenger to the parties at the following addresses or at such other addresses as shall be specified by the parties:

     If to Seller:       BASF Aktiengesellschaft
                         Central Legal Department
                         67056 Ludwigshafen, Germany
                         Telefax: 49-621-60-20410

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     If to Purchaser:    Abbott Laboratories
                         100 Abbott Park Road
                         Abbott Park, Illinois 60053-3500
                         Telefax: 1-847-938-6277
                         Attn: General Counsel

5.   ENTIRE AGREEMENT; WRITTEN FORM.

     (a) As amended by this Fifth Amendment, the Purchase Agreement shall remain in full force and effect and shall constitute the entire agreement of the parties with respect to the subject thereof and hereof and supersede all other prior agreements and undertakings both written and oral among the parties with respect to the subject matter thereof and hereof. In the event of any translation of this Fifth Amendment, the English version shall govern.

     (b) Any changes in this Fifth Amendment including, but not limited to, this clause shall only be valid if made in writing and executed by both Seller and Purchaser or, if necessary, in a stricter form.

     (c) Neither party hereto waives any rights it may have under the Purchase Agreement, including any and all rights under SECTIONS 15 AND 18 of the Purchase Agreement, or otherwise under applicable law in connection with the Fifth Amendment or the subject matter hereof, all of which rights are hereby expressly reserved.

6.   ASSIGNMENT.

     Neither Seller nor Purchaser may assign any rights or obligations under this Fifth Amendment to any third party without the consent of the respective other party.

7.   GOVERNING LAW; JURISDICTION.

     (a) This Fifth Amendment shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, without regard to its choice of law rules.

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     (b)  All disputes arising out of or in connection with this Fifth
          Amendment, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in accordance with the Rules of the German Institute of Arbitration e.V.(DIS) without recourse to the ordinary courts of law, provided that the Chairman of the Arbitral Tribunal shall not be of the same nationality as that of any of the parties to a given dispute. The place of arbitration shall be Frankfurt, Germany; the language of the arbitration shall be English.

8.   EXPENSES; TAXES.

     (a) Each party shall bear its own expenses and fees (including attorneys', accountants', consultants' and advisors' fees) in connection with this Fifth Amendment or any of the actions contemplated herein.

     (b) Fees and costs triggered by the implementation of this Fifth Amendment, including but not limited to, any notarial fees, any transfer or sales Tax (including any value added Tax and stamp duties and property transfer Tax according to SECTION 5 PARA 3
          Grunderwerbssteuergesetz), any registration or publication fees shall be borne by Purchaser.

     (c) Seller shall bear any capital gain Taxes realized under the tax laws of Colombia as a result of the additional purchase price allocated to the Shares of Knoll Colombiana S.A. Laboratorios Farmaceuticos. Seller hereby authorizes Purchaser to pay on its behalf any such capital gain Taxes and shall promptly reimburse Purchaser for any such capital gain Taxes.

     (d) Purchaser hereby acknowledges and agrees that as a result of the downward adjustment of the purchase price allocated to the shares of Knoll Productos Quimicos e Farmaceuticos Ltda. and Quimica Knoll de Mexico S.A. de C.V., Seller shall be entitled to receive any refund of capital gain and withholding Taxes previously paid by Seller to the authorities of Brazil and Mexico.

9.   AMENDMENT OF SEPARATE SALE AND TRANSFER CONTRACTS.

     Seller and Purchaser hereby agree and covenant that they shall, or shall cause their Affiliates to, do and take all actions that are necessary or appropriate, including, without limitation, amending the existing "Separate Sale and Transfer Contracts" (as

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     defined in SECTION 7.1 of the Purchase Agreement), for the purpose of reflecting the agreed upon Adjusted Additional Purchase Price and its allocation as set forth in Exhibit 1 to this Fifth Amendment for the following countries: (i) Argentina, (ii) Australia, (iii) Brazil, (iv) Belgium, (v) Columbia, (vi) Mexico, (vii) The Netherlands, (viii) Turkey, and (ix) the United Kingdom with respect to both Lupharma UK Holding II, Ltd. and Knoll Ltd.

10.  SEVERABILITY.

     Should any of the provisions of this Fifth Amendment be or become fully or partly invalid or unenforceable, the remainder of the Fifth Amendment shall be valid or enforceable. The invalid or unenforceable provision shall be replaced by a provision which shall come as close as possible to the economic purpose of the invalid provision. Any gaps in this Fifth Amendment shall be filled by a provision which the parties as prudent businessmen would in good faith have agreed to, had they considered the matter not covered by this Fifth Amendment.

11.  EFFECTIVE DATE.

     Seller and Buyer hereby agree that this Fifth Amendment will be effective as of November 29, 2002.

12.  NOTARIAL DEED.

     The parties hereby agree to formalize this Fifth Amendment in a Swiss notarial deed which will cause legal effects in accordance with the laws of the Federal Republic of Germany.


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IN WITNESS THEREOF this Notarial Deed including the Exhibit has been read aloud to the persons appearing and was confirmed and approved by the persons appearing. The persons appearing then signed this Deed. All this was done at the day herebelow written in the presence of me, the Notary Public, who also signed this Deed and affixed my official Seal.

Basel, this 5th (fifth) day of December 2002 (two thousand and two)


                                    /s/ Philipp Rupp
                                    ----------------------------------------


                                    /s/ H. Bauwens
                                    ----------------------------------------


                                    /s/ Dr. Alexander Gutmans, Notary Public
                                    ----------------------------------------
                                    Dr. Alexander Gutmans, Notary Public


A. Prot. 2002/146                    [SEAL]